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                                                                   EXHIBIT 10.24


                               PURCHASE AGREEMENT


     The undersigned, Tyler Corporation, a Delaware corporation ("Tyler"), Richmond Partners, Ltd., a Texas limited partnership ("Partnership") and Louis
A. Waters ("Waters"), individually and as General Partner of the Partnership, enter into this Purchase Agreement ("Agreement") to be effective as of July 3, 1997 ("Effective Date").

         1. PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions of this Agreement, at the Closing (as defined in paragraph 2 below) Partnership agrees to purchase from Tyler and Tyler agrees to sell to Partnership a package (the "Securities Package") of securities consisting of two million shares of the common stock, par value $.0l per share, of Tyler (the "Shares") and a warrant ("Warrant") to purchase two million (2,000,000) shares (the "Warrant Shares") of the common stock of Tyler for an aggregate purchase price of $3,500,000 (the "Purchase Price"), which is the value of the Securities Package established by the parties on the Effective Date, which is the date Tyler agreed to sell and Waters agreed to purchase the Securities Package. The sale and purchase of the Securities Package pursuant to this Agreement shall sometimes be referred to herein as the "Transaction."

         2. CLOSING. Subject to the satisfaction of the condition set forth in paragraph 6 below, the Closing of the Transaction shall take place at 10:00 a.m. on the date (the "Closing Date") which is the earlier to occur of
(i) the fifth business day following the Partnership's written notice to Tyler that it will close the Transaction or (ii) the thirtieth (30th) day following the date that this Agreement is executed by the parties as reflected below (unless such date is a Saturday, Sunday or legal holiday and in such event on the next day which is not a Saturday, Sunday or legal holiday), or at such other time, date, and place as the parties hereafter mutually agree. At the Closing, Partnership shall deliver to Tyler its payment of the entire Purchase Price and Tyler shall deliver to Partnership a Certificate for the Shares and a duly executed Warrant Agreement (the "Warrant Agreement") in the form attached hereto as Exhibit A.

         3. TYLER'S REPRESENTATIONS AND WARRANTIES TO AND COVENANTS WITH PARTNERSHIP. Tyler represents and warrants to and covenants with Partnership as follows:

         (a) Tyler has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Warrant when delivered pursuant to paragraph 2 above will constitute the valid and legally binding obligation of Tyler, enforceable in accordance with its terms and conditions. The Shares and the Warrant Shares, when issued, shall be validly issued, fully paid and non-assessable;

         (b) Tyler's most recent Form 10-K Report to the Securities Exchange Commission ("SEC") its most recent Proxy Statement, and all reports filed with the SEC since its most recent Form 10-K are true and correct in all material respects as of the date hereof, and
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         (c)     Based upon an opinion which Tyler has received from an
                 independent expert, Tyler believes that the Purchase Price represents full and adequate consideration for the Securities Package.

         4. WATERS' AND PARTNERSHIP'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Waters and Partnership represent and warrant to and covenant with Tyler as follows:

         (a) On the Closing Date, Waters and the other partners in the Partnership shall all be "accredited investors" as such term is used in Regulation D of the Securities Act of 1933, as amended;

         (b) Waters is the sole general partner of the Partnership, and it is his present intention to serve in that capacity throughout the term of the Partnership's legal existence;

         (c) Waters and the Partnership have the financial ability to purchase the Securities Package as contemplated by this Agreement; the amount of (i) Partnership debt guaranteed by Waters and (ii) Partnership capital contributed by Waters shall not be less than the aggregate amount of $1,750,000; and, Waters will receive fifty percent (50%) of Partnership profits up to $3.00 per share of Tyler stock and will receive seventy-five (75%) of Partnership profits in excess of $3.00 per share;

         (d) Partnership is acquiring the Shares and the Warrant for investment and not with a view to the distribution thereof; and,

         (e) Partnership and Waters have been represented by independent counsel in connection with this Agreement.

         5.      REGISTRATION RIGHTS.

         (a) Until the Shares owned by the Partnership are transferable pursuant to Rule 144 under the Securities Act of 1933 as amended (the "Act") without the volume limitations set forth in such rule, Partnership shall have the right to include its Shares in any registration statement filed by Tyler, provided, however, that if any such registration statement is an underwritten public offering, the right of the Partnership to include such Shares in such registration statement shall be conditioned upon Partnership's entering into reasonable underwriting arrangements as Tyler and the underwriter shall make regarding the offering, including limiting the number of shares which may be sold in such offering if the underwriters deem such a limitation advisable, and provided further that if such limitation is imposed, then Tyler shall reduce the number of Shares being registered by the Partnership on a pro rata basis with other holders of similar registration rights. Partnership shall pay its pro rata portion of the out-of-pocket selling expenses in connection with the piggy-back rights exercised pursuant to this paragraph 5(a).
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         (b)     Partnership may make a one-time written demand upon Tyler to file, within 90 days after such written demand is made, with the Securities and Exchange Commission a shelf registration statement covering the resale of the Shares owned by Partnership. Tyler shall use its reasonable efforts to cause such registration statement to become effective as soon as practicable. Tyler can defer the registration for an additional 90 days if its Board of Directors determines that such deferral would be in Tyler's best interest. Tyler agrees to take all reasonable steps necessary to keep the registration statement effective until the lesser of (A) two years after the effective date of the shelf registration and
                 (B) until the securities covered by such registration statement are transferrable pursuant to Rule 144 under the Act without the volume limitations set forth in such rule. Partnership shall pay for all reasonable out-of-pocket expenses incurred in connection with any demand rights exercised pursuant to this paragraph 5(b).

         (c) The Warrant Agreement contains the applicable registration rights provisions with respect to the Warrant Shares.

         6. CONDITIONS TO OBLIGATIONS OF PARTIES TO CLOSE. If one or more of the representations, warranties and/or covenants contained in this Agreement are determined by a nonbreaching party prior to the Closing to have been breached ("Breached Warranty"), the non-breaching party may, at such party's election, waive such Breached Warranty and close the Transaction in accordance with this Agreement or such non-breaching party may terminate this Agreement and in such event the parties hereto shall have no further obligations or liability under this Agreement. In addition to the foregoing, the Partnership has the right to complete a satisfactory due diligence investigation ("Due Diligence Investigation") with respect to Tyler and in the event the Partnership acting in its sole and absolute discretion notifies Tyler on or before the close of business on August 20, 1997, of its election to terminate this Agreement because of the Due Diligence Investigation, this Agreement shall thereupon terminate and the parties shall have no further obligation hereunder. If Partnership does not so terminate the Agreement on or before August 20, 1997, the Due Diligence Investigation shall conclusively be deemed to be satisfactory to the Partnership.

         7. CONFIDENTIALITY. The parties agree to keep the terms of this Agreement confidential except to the extent required by law to make disclosure hereof.

         8. ENTIRE AGREEMENT. This Agreement sets forth the full agreement of the parties and supersedes all other agreements with respect to the matters contained herein between Tyler, on the one hand, and the Partnership and/or Waters, on the other hand.

         9. APPLICABLE LAWS. This Agreement will be construed and enforceable under the laws of the State of Texas.
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   In witness whereof the parties have signed this Agreement this 20th day of
August, 1997, to be effective as of the Effective Date as set forth above.

                                           TYLER CORPORATION


                                           By  /s/ BRUCE W. WILKINSON
                                             ---------------------------------
                                               Bruce W. Wilkinson, President

                                           /s/ LOUIS A. WATERS
                                           -----------------------------------
                                           LOUIS A. WATERS, Individually


                                           RICHMOND PARTNERS, LTD.


                                           By: /s/ LOUIS A. WATERS
                                              --------------------------------
                                                      Louis A. Waters,
                                                    its General Partner